SCHEDULE 14C INFORMATION
Information Statement pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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First Investors Equity Funds

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FIRST INVESTORS BALANCED INCOME FUND
FIRST INVESTORS INVESTMENT GRADE FUND
FIRST INVESTORS LIMITED DURATION BOND FUND

Each a series of First Investors Income Funds

FIRST INVESTORS TOTAL RETURN FUND

A series of First Investors Equity Funds

and

FIRST INVESTORS LIFE SERIES BALANCED INCOME FUND
FIRST INVESTORS LIFE SERIES INVESTMENT GRADE FUND
FIRST INVESTORS LIFE SERIES LIMITED DURATION BOND FUND
FIRST INVESTORS LIFE SERIES TOTAL RETURN FUND

Each a Series of First Investors Life Series Funds

40 Wall Street
New York, New York

INFORMATION STATEMENT

This document is an Information Statement for the shareholders of the First Investors Balanced Income Fund (“Balanced Income Fund”), First Investors Investment Grade Fund (“Investment Grade Fund”) and First Investors Limited Duration Bond Fund (“Limited Duration Bond Fund”), each a series of First Investors Income Funds (“Income Trust”); First Investors Total Return Fund (“Total Return Fund”), a series of First Investors Equity Funds  (the “Equity Trust”); and First Investors Life Series Balanced Income Fund (“Life Series Balanced Income Fund”), First Investors Life Series Investment Grade Fund (“Life Series Investment Grade Fund”), First Investors Life Series Limited Duration Bond Fund (“Life Series Limited Duration Bond Fund”) and First Investors Life Series Total Return Fund (“Life Series Total Return Fund”), each a series of First Investors Life Series Funds (“Life Series Trust” and, together with Income Trust and Equity Trust, each a “Trust” and together the “Trusts”). Each of the above First Investors Funds is referred to in this Information Statement as a Fund and collectively as the Funds.

On November 16, 2017, the Board of Trustees of the Trusts (the “Board” or “Trustees”) approved the appointment of Muzinich & Co., Inc. (“Muzinich”) as a new subadviser to the Funds.  Muzinich began subadvising a portion of the assets of the Balanced Income Fund, Investment Grade Fund, Limited Duration Bond Fund and Total Return Fund on January 31, 2018 and is expected to begin subadvising a portion of the assets of the Life Series Balanced Income Fund, Life Series Investment Grade Fund, Life Series Limited Duration Bond Fund and Life Series Total Return Fund on or about May 1, 2018, pursuant to Muzinich’s high yield bond strategy.  Each Fund’s other assets continue to be directly managed by Foresters Investment Management Company, Inc. (“FIMCO” or the “Adviser”). The appointment of Muzinich has not resulted in any changes to the Funds’ investment objectives or the advisory fee rates paid by the Funds to the Adviser. The Adviser, and not the Funds, pays subadvisory fees to Muzinich.

We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

The Information Statement is being furnished in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trusts have received from the Securities and Exchange Commission (“SEC Order”). Pursuant to the SEC Order, the Adviser and the Trusts, on behalf of the Funds, are permitted to enter into new or modified subadvisory agreements with existing or new unaffiliated subadvisers with the approval of the Board, but without approval of Fund shareholders.

The purpose of this Information Statement is to provide you with information about Muzinich. This information statement also discusses certain material terms of the subadvisory agreement among Muzinich, the Adviser and the Trusts, on behalf of the Funds, amended as of January 31, 2018 (“Agreement”), which will be filed as an amendment to, or incorporated by reference in, each Trust’s registration statement. No action is required of you. As noted above, we are not asking you for a proxy and you are requested not to send us a proxy.

INTRODUCTION

The Adviser is located at 40 Wall Street, New York, New York 10005. The Adviser serves as each Fund’s investment adviser. In this capacity, the Adviser, among other matters, provides portfolio management for the Funds and monitors the performance of any subadvisers of the Funds, including Muzinich.

The issued and outstanding shares of the Funds as of January 31, 2018 (the “Record Date”) are set forth in Appendix A. Please see Appendix B for a listing of shareholders deemed to own beneficially more than 5% of each class of each Fund as of the Record Date.  As of the Record Date, the Trustees and officers of the Funds, as a group, own less than 1% of any class of shares of a Fund.

You may obtain a copy of the Funds’ most recent Annual Report and Semi-Annual Report to Shareholders, free of charge, by contacting the Funds by phone at 800-423-4026, by writing to us at Foresters Investor Services, Inc., Raritan Plaza I, Edison, N.J. 08837-3620 or by visiting our website at www.forestersfinancial.com.

APPOINTMENT OF MUZINICH

First Investors Income Funds

At the November 16, 2017 meeting (the “November Meeting”) of the Board of the Income Trust the Board, including a majority of Board members who are not interested persons of the Trust under the Investment Company Act of 1940, as amended (the “Independent Trustees”), discussed and approved the Agreement for the Investment Grade Fund, Limited Duration High Quality Bond Fund (now Limited Duration Bond Fund) and Balanced Income Fund.

The Trustees were provided with materials relating to the proposed appointment of Muzinich by the Adviser and by Muzinich in advance of and at the November Meeting. The Trustees also met in person with senior officers of FIMCO, Trust counsel, independent legal counsel to the Independent Trustees (“Independent Legal Counsel”) and others to receive information on, and discuss the approval of, the Agreement.  The material factors and conclusions that formed the basis for the approval of the Agreement are discussed below.

In making their determinations, the Trustees took into account management style, investment strategies, investment philosophy and process, Muzinich’s past performance and Muzinich’s personnel that would be providing services to the Funds. In evaluating the Agreement, the Trustees also reviewed information provided by FIMCO and Muzinich, including the terms of the Agreement and information regarding fee arrangements, including the structure of the sub-advisory fee, the method of computing fees, and the frequency of payment of fees.  In addition, the Trustees reviewed, among other things, information regarding Muzinich’s investment program for implementing a high yield strategy for a portion of each Fund’s assets and compliance program.  The Board also considered information provided by Muzinich in connection with the renewal of its Agreement with respect to other funds in the First Investors fund complex a few months prior to the November Meeting.

After discussion and consideration among themselves, and with FIMCO, Trust counsel and Independent Legal Counsel, including during an executive session with Independent Legal Counsel held the day before the November Meeting, the Trustees concluded as follows with respect to the Agreement:

•	The nature and extent of the investment sub-advisory services to be provided to the Funds by Muzinich was consistent with the terms of the Agreement;

•	The prospects for satisfactory investment performance of the Funds’ high yield strategy were reasonable;

•	FIMCO and not the Funds would pay the subadvisory fees of Muzinich and therefore, there would be no change to the overall advisory fees charged to the Funds by FIMCO;

•
Muzinich had agreed to a fee schedule that included breakpoints to reflect economies of scale, although the Board noted that reduced sub-advisory fees would benefit FIMCO and not the Funds since FIMCO pays Muzinich out of its investment advisory fees;

•
The cost of services to be provided by Muzinich to the Funds and the profits realized by Muzinich from its relationship with the Funds would be assessed when the Trustees first consider the renewal of the Agreement; and

•	Muzinich does not utilize any soft dollar arrangements or receive other “fall out” or ancillary benefits from its services to the Funds.

Based on all relevant information and factors, none of which was individually determinative of the outcome, the Board, including a majority of the Independent Trustees, concluded that the approval of the Agreement was in the best interests of each Fund and its shareholders and unanimously approved such Agreement.

First Investors Equity Funds

At the November Meeting of the Board of the Equity Trust, including a majority of the Independent Trustees, discussed and approved the Agreement for the Total Return Fund.

The Trustees were provided with materials relating to the proposed appointment of Muzinich by the Adviser and by Muzinich in advance of and at the November Meeting. The Trustees also met in person with senior officers of FIMCO, Trust counsel, Independent Legal Counsel and others to receive information on, and discuss the approval of, the Agreement.  The material factors and conclusions that formed the basis for the approval of the Agreement are discussed below.

In making their determinations, the Trustees took into account management style, investment strategies, investment philosophy and process, Muzinich’s past performance and Muzinich’s personnel that would be providing services to the Fund. In evaluating the Agreement, the Trustees also reviewed information provided by FIMCO and Muzinich, including the terms of the Agreement and information regarding fee arrangements, including the structure of the sub-advisory fee, the method of computing fees, and the frequency of payment of fees.  In addition, the Trustees reviewed, among other things, information regarding Muzinich’s investment program for implementing a high yield strategy for a portion of the Fund’s assets and compliance program.  The Board also considered information provided by Muzinich in connection with the renewal of its Agreement with respect to other funds in the First Investors fund complex a few months prior to the November Meeting.

After discussion and consideration among themselves, and with FIMCO, Trust counsel and Independent Legal Counsel, including during an executive session with Independent Legal Counsel held the day before the November Meeting, the Trustees concluded as follows with respect to the Agreement:

•	The nature and extent of the investment sub-advisory services to be provided to the Fund by Muzinich was consistent with the terms of the Agreement;

•	The prospects for satisfactory investment performance of the Fund’s high yield strategy were reasonable;

•	FIMCO and not the Fund would pay the subadvisory fees of Muzinich and therefore, there would be no change to the overall advisory fees charged to the Fund by FIMCO;
•
Muzinich had agreed to a fee schedule that included breakpoints to reflect economies of scale, although the Board noted that reduced sub-advisory fees would benefit FIMCO and not the Fund since FIMCO pays Muzinich out of its investment advisory fees;

•
The cost of services to be provided by Muzinich to the Fund and the profits realized by Muzinich from its relationship with the Fund would be assessed when the Trustees first consider the renewal of the Agreement; and

•	Muzinich does not utilize any soft dollar arrangements or receive other “fall out” or ancillary benefits from its services to the Fund.

Based on all relevant information and factors, none of which was individually determinative of the outcome, the Board, including a majority of the Independent Trustees, concluded that the approval of the Agreement was in the best interests of the Fund and its shareholders and unanimously approved such Agreement.

First Investors Life Series Funds

At the November Meeting of the Board of the Life Series Trust, the Board, including a majority of the Independent Trustees, discussed and approved the Agreement for the Life Series Total Return Fund, Life Series Investment Grade Fund, Life Series Limited Duration High Quality Bond Fund (now Limited Duration Bond Fund) and Life Series Balanced Income Fund.

The Trustees were provided with materials relating to the proposed appointment of Muzinich by Foresters Investment Management Company, Inc. (“FIMCO”), the Funds’ investment adviser, and by

Muzinich in advance of and at the November Meeting. The Trustees also met in person with senior officers of FIMCO, Trust counsel, Independent Legal Counsel and others to receive information on, and discuss the approval of, the Agreement.  The material factors and conclusions that formed the basis for the approval of the Agreement are discussed below.

In making their determinations, the Trustees took into account management style, investment strategies, investment philosophy and process, Muzinich’s past performance and Muzinich’s personnel that would be providing services to the Funds. In evaluating the Agreement, the Trustees also reviewed information provided by FIMCO and Muzinich, including the terms of the Agreement and information regarding fee arrangements, including the structure of the sub-advisory fee, the method of computing fees, and the frequency of payment of fees.  In addition, the Trustees reviewed, among other things, information regarding Muzinich’s investment program for implementing a high yield strategy for a portion of each Fund’s assets and compliance program.  The Board also considered information provided by Muzinich in connection with the renewal of its Agreement with respect to other funds in the First Investors fund complex a few months prior to the November Meeting.

After discussion and consideration among themselves, and with FIMCO, Trust counsel and Independent Legal Counsel, including during an executive session with Independent Legal Counsel held the day before the November Meeting, the Trustees concluded as follows with respect to the Agreement:

•	The nature and extent of the investment sub-advisory services to be provided to the Funds by Muzinich was consistent with the terms of the Agreement;

•	The prospects for satisfactory investment performance of the Funds’ high yield strategy were reasonable;

•	FIMCO and not the Funds would pay the subadvisory fees of Muzinich and therefore, there would be no change to the overall advisory fees charged to the Funds by FIMCO;

•
Muzinich had agreed to a fee schedule that included breakpoints to reflect economies of scale, although the Board noted that reduced sub-advisory fees would benefit FIMCO and not the Funds since FIMCO pays Muzinich out of its investment advisory fees;

•
The cost of services to be provided by Muzinich to the Funds and the profits realized by Muzinich from its relationship with the Funds would be assessed when the Trustees first consider the renewal of the Agreement; and

•	Muzinich does not utilize any soft dollar arrangements or receive other “fall out” or ancillary benefits from its services to the Funds.

Based on all relevant information and factors, none of which was individually determinative of the outcome, the Board, including a majority of the Independent Trustees, concluded that the approval of the Agreement was in the best interests of each Fund and its shareholders and unanimously approved such Agreement.

DESCRIPTION OF THE SUBADVISORY AGREEMENT

The Agreement among Muzinich, the Trusts, on behalf of the Funds, and the Adviser, amended as of January 31, 2018, will continue in effect for an initial term of two years with respect to each Fund. After the initial two-year term, the Agreement will continue in effect with respect to a Fund only if it is approved annually by the Board or by the vote of the shareholders of a majority of the outstanding shares of the Fund, and also, in either event, by a majority of the Independent Trustees.

Under the Agreement, Muzinich manages a portion of each Fund’s assets allocated to it from time to time by the Adviser. The Adviser may change the amount of assets allocated to Muzinich at any time. Muzinich has discretion pursuant to the Agreement to purchase and sell securities for its allocated segment of Fund assets in accordance with each Fund’s objectives, policies and restrictions, and the more specific guidelines provided by the Adviser. Muzinich is subject to general supervision by the Board, the Adviser and the officers of the Funds.

The Agreement states that Muzinich and its officers, partners and employees will not be liable for any loss sustained by the Trusts or their officers, Trustees or shareholders or any other person on account of the services which Muzinich may render or fail to render under the Agreement, except by reason of Muzinich’s willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under the Agreement. The Agreement will automatically and immediately terminate upon its assignment and may be terminated without penalty at any time by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of a Fund (with respect to that Fund) on not less than thirty days’ nor more than sixty days’ written notice. Muzinich may also terminate the Agreement without penalty on not less than thirty days’ nor more than sixty days’ written notice to the other parties.

FIMCO, and not the Funds, will pay Muzinich an annual fee based on the Fund assets managed by Muzinich that is computed as follows, on the aggregated assets of the Funds: 0.30% on average daily net assets up to $250 million; 0.275% above $250 million to $500 million; 0.25% above $500 million to $1 billion; 0.225% above $1 billion to $2 billion; and 0.20% over $2 billion.
INFORMATION ABOUT MUZINICH

Muzinich, located at 450 Park Avenue, New York, New York 10022, was founded in 1988. As of January 31, 2018, Muzinich managed approximately $36,761.7 million in assets worldwide.

Information with respect to the advisory or subadvisory fees charged by Muzinich to comparable Funds subject to the 1940 Act that it advises or subadvises is provided in Appendix C to this Information Statement.

The following table provides the name and principal occupation of the directors and executive officers of Muzinich. The address of each of the directors and executive officers as it relates to that person’s position with Muzinich is 450 Park Avenue, New York, New York 10022.

Name	Principal Occupation*
George Muzinich	Chairman and Chief Executive Officer
Mark Clark	Chief Financial Officer
Paul Fehre	Chief Operating Officer
Michael Ludwig	Director
Cheryl Rivkin	Chief Administrative Officer & Director Compliance
Adam Kaufman	General Counsel
Steven Kreinik	Chief Compliance Officer
*
None of the principal executive officers and directors of Muzinich listed above have other principal employment other than their respective positions with Muzinich or positions with Muzinich affiliates.

ADDITIONAL INFORMATION ABOUT THE FUNDS

Certain of the Adviser’s affiliates receive compensation for providing services to the Funds.

Principal Underwriter

Foresters Financial Services, Inc., 40 Wall Street, New York, NY 10005 is each Fund’s principal underwriter and distributor.

Transfer Agent

Foresters Investor Services, Inc., located at Raritan Plaza 1, Edison, NJ  08837, is the transfer agent for the Funds.

Information with respect to the advisory fees paid to, and advisory fees waived by, the Adviser with respect to the Funds is provided in Appendix D to this Information Statement.

HOUSEHOLDING

If you request a mailed copy of this Information Statement, the Funds will mail only one copy of this Information Statement to a household (i.e. shareholders who share the same mailing address and share the same last name and have invested in a Fund covered by this Information Statement), even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. You may request that separate copies of this Information Statement be mailed to you by writing to the Funds’ transfer agent at:  Foresters Investor Services, Inc., Raritan Plaza I, Edison, NJ 08837-3620 or calling us at: 1 (800) 423-4026.

APPENDIX A

FIRST INVESTORS BALANCED INCOME FUND
OUTSTANDING SHARES
(As of January 31, 2018)

Outstanding Shares	A Class	Advisor Class	Institutional Class
Balanced Income Fund	4,764,044	2,801	14,915

FIRST INVESTORS INVESTMENT GRADE FUND
OUTSTANDING SHARES
(As of January 31, 2018)

Outstanding Shares	A Class	B Class	Advisor Class	Institutional Class
Investment Grade Fund	47,257,422	197,095	15,729,506	2,752,013

FIRST INVESTORS LIMITED DURATION BOND FUND
OUTSTANDING SHARES
(As of January 31, 2018)

Outstanding Shares	A Class	Advisor Class	Institutional Class
Limited Duration Bond Fund	6,593,100	3,537,464	2,916,189

FIRST INVESTORS TOTAL RETURN FUND
OUTSTANDING SHARES
(As of January 31, 2018)

Outstanding Shares	A Class	B Class	Advisor Class	Institutional Class
Total Return Fund	44,103,072	341,601	46,506	1,676,472

FIRST INVESTORS LIFE SERIES BALANCED INCOME FUND
OUTSTANDING SHARES
(As of January 31. 2018)

Life Series Balanced Income Fund	Outstanding Shares
628,659

FIRST INVESTORS LIFE SERIES INVESTMENT GRADE FUND
OUTSTANDING SHARES
(As of January 31, 2018)

Life Series Investment Grade Fund	Outstanding Shares
6,152,516

FIRST INVESTORS LIFE SERIES LIMITED DURATION BOND FUND
OUTSTANDING SHARES
(As of January 31, 2018)

Life Series Limited Duration Bond Fund	Outstanding Shares
746,329

FIRST INVESTORS LIFE SERIES TOTAL RETURN FUND
OUTSTANDING SHARES
(As of January 31, 2018)

Life Series Total Return Fund	Outstanding Shares
3,469,707

APPENDIX B

BALANCED INCOME FUND
BENEFICIAL OWNERS OF 5% OR MORE OF SHARES AS OF
JANUARY 31, 2018

Shareholder Name and Address	Funds Percentage (listed if over 25%)	Class A	Advisor Class	Institutional Class
Foresters Financial Services, Inc.* 401(K) Employee Savings Plan William M. Lipkus TTEE PO Box 7838 Edison , NJ 08818-7838				100%

LPL Financial Corporation* P.O. Box 509026 San Diego, CA 92150-2926			63.2%

Foresters Financial Services* Company Accounts Raritan Plaza I – 8th floor Edison, NJ 08837-3620			36.7%

      * Denotes record owner of Fund shares only

INVESTMENT GRADE
FUND
BENEFICIAL OWNERS
OF 5% OR MORE OF
SHARES AS OF
JANUARY 31, 2018

Shareholder Name and Address	Class A	Class B	Advisor Class	Institutional Class
Foresters Financial Services, Inc.* 401(K) Employee Savings Plan William M. Lipkus TTEE PO Box 7838 Edison , NJ 08818-7838				7.0%

MSCS Financial Services, LLC* 717 17th Street – Ste 1300 Denver, CO 80202-3304				92.9%

Pershing LLC* P.O. Box 2052 Jersey City, NJ 07303-9998			99.4%

* Denotes record owner of Fund shares only

LIMITED DURATION
BOND FUND
BENEFICIAL OWNERS
OF 5% OR MORE OF
SHARES AS OF
JANUARY 31, 2018

Shareholder Name and Address	Class A	Advisor Class	Institutional Class
Pershing LLC* P.O. Box 20152 Jersey City, NJ 07303-9998		99.0%**

MSCS Financial Services, LLC* 717 17th Street – Ste 1300 Denver, CO 80202-3304			99.5%

* Denotes record owner of Fund shares only
** As of the Record Date, Pershing LLC owned of record 27.1% of the outstanding shares of the Limited Duration Bond Fund.  A person owning 25% or more of the voting securities of a Fund is termed a “Control Person” of the Fund. Shareholders owning voting securities in excess of 25% may determine the outcome of any matter affecting and voted on by shareholders of a Fund. The actions of an entity or person that controls a Fund could have an effect on other shareholders. For instance, a control person may have effective voting control over a Fund, and large redemptions by a control person could cause a Fund's other shareholders to pay a higher pro rata portion of the Fund's expenses. Certain intermediaries may own 25% or more of the voting securities of a Fund, but do so for the benefit of shareholders.

TOTAL RETURN FUND
BENEFICIAL OWNERS
OF 5% OR MORE OF
SHARES AS OF
JANUARY 31, 2018

Shareholder Name and Address	Funds Percentage (listed if over 25%)	Class A	Class B	Advisor Class	Institutional Class
Raymond James & Associates, Inc.* FBO William H. Damon And Martha J. Damon 24 Western Avenue Greenfield MA 01301-2814244				7.2%

Raymond James & Associates, Inc.* FBO David R. Scott 22 Harding Avenue Adams MA 01220-1441221				9.9%

Raymond James & Associates, Inc.* Claudia Palazzola 1413 Picadilly Ct. Mount Prospect IL 60056-1008130				7.2%

Raymond James & Associates, Inc.* The Frank H Grove & Lois J Grove Family Trust 1520 Chicago Avenue Savanna IL 61074-1706206				7.1%

Raymond James & Associates, Inc.* Alice K. Potts & Vince Potts TTEE The Sherman and Alice Potts 164 Wenzel Slough Road Elma WA 98541-9128643				31.8%

Charles Schwab & Co., Inc.* 101 Montgomery Street San Francisco, CA 94104				5.8%

LPL Financial Corporation* PO Box 509026 San Diego, CA 92150-2926				12.8%

Foresters Financial Services, Inc.* 401(K) Employee Savings Plan William M. Lipkus TTEE PO Box 7838 Edison , NJ 08818-7838	10.2%

Foresters Financial Services, Inc.* 401(K) Employee Savings Plan William M. Lipkus TTEE PO Box 7838 Edison , NJ 08818-7838		10.2%

Foresters Financial Holdings Co, Inc.* Profit Sharing Plan of First Investors William M. Lipkus Raritan Plaza 1 PO Box 7838 Edison, NJ 08818		89.7%

   * Denotes record owner of Funds shares only

LIFE SERIES FUNDS
BENEFICIAL OWNERS
OF 5% OR MORE OF
SHARES AS OF
JANUARY 31, 2018

As of January 31, 2018, Foresters Life Insurance and Annuity Company (“FLIAC”) owned of record or beneficially owned 100% of the outstanding shares of each of Life Series Balanced Income Fund, Life Series Investment Grade Fund and Life Series Limited Duration Bond Fund.  As of January 31, 2018, FLIAC owned beneficially or of record 99% of the outstanding shares of Life Series Total Return Fund.

A person owning 25% or more of the voting securities of a Fund is termed a “Control Person” of the Fund. Shareholders owning voting securities in excess of 25% may determine the outcome of any matter affecting and voted on by shareholders of a Fund. The actions of an entity or person that controls a Fund could have an effect on other shareholders. For instance, a control person may have effective voting control over a Fund, and large redemptions by a control person could cause a Fund's other shareholders to pay a higher pro rata portion of the Fund's expenses. Certain intermediaries may own 25% or more of the voting securities of a Fund, but do so for the benefit of shareholders.

APPENDIX C

Comparable Funds

Comparable Fund	Assets as of 1/31/18	Comparable Fund Advisory Fee Rate[1]
Muzinich U.S. High Yield Corporate Bond Fund	$22.5 million	0.55% of average daily net assets
First Investors Fund For Income	$702.9 million
The fee is determined as follows on the aggregated assets of the Fund For Income and the Life Series Fund For Income:
0.25% on the first $250 million of average daily net assets;
0.225% on the next $250 million of average daily net assets; and
0.20% on all balances of over $500 million

First Investors Life Series Fund For Income	$105.8 million	See above fee schedule for First Investors Fund For Income

1 There are no waivers/reductions.

APPENDIX D

The following table reflects the advisory fees paid to, and advisory fees waived by, the Adviser with respect to the Balanced Income Fund, Investment Grade Fund, Limited Duration Bond Fund and Total Return Fund for the fiscal year ended September 30, 2017.

Fund	Advisory Fees Paid	Advisory Fees Waived
Balanced Income Fund	$284,424	$131,907
Investment Grade Fund	$3,946,566	$640,864
Limited Duration Bond Fund	$843,077	$212,614
Total Return Fund	$6,237,752	0

The following table reflects the advisory fees paid to, and advisory fees waived by, the Adviser with respect to the Life Series Balanced Income Fund, Life Series Investment Grade Fund, Life Series Limited Duration Bond Fund and Life Series Total Return Fund for the fiscal year ended December 31, 2017.

Fund	Advisory Fees Paid	Advisory Fees Waived
Balanced Income Fund	$55,187	$11,037
Investment Grade Fund	$489,263	$97,916
Limited Duration Bond Fund	$57,170	$11,434
Total Return Fund	$329,108	0